1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

June 27, 2012

JPMorgan Trust I

270 Park Avenue

New York, NY 10017

Re:	JPMorgan Trust I

File Nos. 333-103022 and 811-21295

Dear Ladies and Gentlemen:

We have acted as counsel for JPMorgan Trust I, a Delaware statutory trust (the “Trust”), and its separate series, JPMorgan Credit Opportunities Fund, JPMorgan Current Income Fund, JPMorgan Emerging Markets Debt Fund, JPMorgan Inflation Managed Bond Fund, JPMorgan Managed Income Fund, JPMorgan Multi-Sector Income Fund, JPMorgan Real Return Fund, JPMorgan Strategic Income Opportunities Fund, JPMorgan Total Return Fund, JPMorgan California Tax Free Bond Fund, JPMorgan Intermediate Tax Free Bond Fund, JPMorgan New York Tax Free Bond Fund, JPMorgan Tax Aware High Income Fund and JPMorgan Tax Aware Income Opportunities Fund (the “Funds”), in connection with Post-Effective Amendment No. 220 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined and relied upon originals, copies or electronic mail transmissions of, among other things, the following: the Registration Statement; the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware; the Declaration of Trust of the Trust dated as of November 5, 2004, as amended to date; and the Bylaws of the Trust dated as of November 5, 2004, as amended to date. We have also examined such documents and questions of law as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Funds’ Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the

US    Austin    Boston    Charlotte    Hartford    Los Angeles    New York    Orange County    Philadelphia    Princeton    San Francisco

Silicon Valley    Washington DC    EUROPE    Brussels    Dublin    London    Luxembourg    Moscow    Munich     Paris    ASIA    Beijing    Hong Kong

JPMorgan Trust I June 27, 2012 Page 2

Funds on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

Based upon the foregoing, we are of the opinion that the Funds’ shares registered under the Securities Act, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations thereunder.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Delaware, and to the extent that any opinion herein involves the laws of the State of Delaware, such opinion should be understood to be based solely upon our review of the documents referred to above and the published statutes of the State of Delaware.

Very Truly Yours,

/s/ Dechert LLP

Dechert LLP